Exhibit 99.1

The Inventure Group, Inc. to Announce Fourth Quarter 2007 Results On February 20, 2008

PHOENIX, Feb 7, 2008 (PrimeNewswire via COMTEX News Network) — The Inventure Group, Inc. (Nasdaq:SNAK) will release results for the fourth quarter ended December 29, 2007, on Wednesday, February 20, 2008. The Company will also hold a teleconference to discuss the financial results and future plans and prospects.

Any investor or interested individual can listen to the teleconference, which is scheduled to begin at 4:00 p.m. EST on February 20. To participate, please call toll-free (877) 440-5807 (or (719) 325-4927 for international callers) approximately five minutes prior to the indicated start time.

A webcast of the call will also be available by accessing www.inventuregroup.net and clicking on the investors’ link. The webcast will be available for one year following the conference call.

About The Inventure Group, Inc.

With manufacturing facilities in Arizona, Indiana and Washington, The Inventure Group is a marketer and manufacturer of Intensely Different(tm) specialty brands in indulgent and better-for-you food categories under a variety of Company owned or licensed brand names, including T.G.I. Friday’s(r), BURGER KING(r), Rader Farms(r), Boulder Canyon Natural Foods(tm), Poore Brothers(r), Tato Skins(r) and Bob’s Texas Style(r). For further information about The Inventure Group or this release, please contact Steve Weinberger, Chief Financial Officer, at (623) 932-6200, or log on to http://www.inventuregroup.net.

The Inventure Group, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3283

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, the potential need for additional financing, acquisition-related risks, significant competition, customer acceptance of new products, dependence upon major customers, dependence upon existing and future license agreements, general risks related to the food products industry, and such other factors as are described in the Company’s filings with the Securities and Exchange Commission.

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: The Inventure Group, Inc.

The Inventure Group, Inc.
Steve Weinberger, Chief Financial Officer
(623) 932-6200
http://www.inventuregroup.net

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